NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and effective as of the 15th day of May, 1998, by and between OutSource International of America, Inc., a Florida corporation ("OutSource"), and Resource Dimensions, Inc. ("Covenantor" or "Seller").

W I T N E S S E T H:

         WHEREAS, Covenantor is a corporation duly organized under the laws of Illinois; and

         WHEREAS, Covenantor is selling certain of its assets to OutSource pursuant to the Asset Purchase Agreement among OutSource, Covenantor, and Earl
M. Pick of even date herewith (the "Asset Purchase Agreement"); and

         WHEREAS, this Agreement is required to be executed and delivered by Covenantor pursuant to Section 2 of the Asset Purchase Agreement; and

         WHEREAS, all terms in this Agreement which are not otherwise defined herein are used herein with the meanings assigned to them in the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement, the parties hereto agree as follows:

         1. NONCOMPETITION AGREEMENT. Covenantor agrees that, for a five year period from the date of this Agreement (up to and including May 15, 2003), without the prior written consent of OutSource, Covenantor shall not:

                  1.1 engage in a Competitive Business (as hereafter defined) or perform services, directly or indirectly, on behalf of itself or in connection with any other person, or as an employee, proprietor, owner, partner, director, officer, associate, shareholder, agent, contractor, employer, or consultant, of any entity engaged in a Competitive Business within the state of Illinois (the "Territory").

                  1.2 have any direct or indirect interest, as a disclosed or beneficial owner, in any Competitive Business within the Territory;

                  1.3 perform services as a director, officer, manager, employee, consultant, representative, agent, independent contractor or otherwise for any Competitive Business within the Territory;

                  1.4 have any direct or indirect interest in any entity which is granted or is granting franchises or licenses to others to operate a Competitive Business within the Territory;

                  1.5 solicit, recruit or hire any employee of OutSource, its affiliates or franchise associates; and/or

                  1.6 directly or indirectly, on behalf of itself or any other person, or as an employee, proprietor, consultant, agent, contractor, employer, affiliate, partner, owner, officer, director, associate, or stockholder, of any other person or entity, or in any other capacity, solicit, divert, take away or interfere with any of the business, customers, clients, contractors, trade or patronage of OutSource, its affiliates or franchise associates.

In the event that any provisions of this Section 1 should be deemed to exceed the time or geographic limitations permitted under any applicable law, then such provision shall be, and hereby is, reformed to the maximum time or geographic limitations permitted under such applicable law.

         2. COMPETITIVE BUSINESS. "Competitive Business" means any business operating, or granting franchises or licenses to others to operate, any temporary personnel business, or any other business that provides the same or similar services as are customarily offered by Labor World or Tandem Businesses.

         3. MATERIALITY. Covenantor recognizes and agrees that the execution and delivery of this Agreement by Covenantor and the representations, warranties, covenants and agreements of Covenantor set forth in Section 1 hereof are material and substantial parts of the transactions contemplated by the Asset Purchase Agreement.

         4. SEVERABILITY. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provisions shall be held invalid in part, such invalidity shall in no way affect the rest of such provision which, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

         5. SUCCESSORS AND ASSIGNS. The obligations of the Covenantor under this Agreement are personal and may not be assigned or delegated to any other person. The rights and obligations of Covenantor under this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of OutSource.

         6. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and is signed by the parties hereto. No waiver by any other party hereto at any time of any breach by any other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The sole venue for any action arising hereunder shall be Broward County, Florida.

         9. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same Agreement. Facsimile signatures shall have the same effect as original signatures.

         10. DEFAULT. In the event of default by Buyer under the Junior Subordinated Note delivered to Sellers pursuant to the Asset Purchase Agreement, Seller shall provide written notice to Buyer of said default by certified mail to: OutSource International of America, Inc.; Attention: CEO; 1144 East Newport Center Drive; Deerfield Beach, Florida 33442. If Buyer is unable to cure within any cure period provided within the Junior Subordinated Note, then Seller shall have the right to terminate this Noncompetition Agreement upon ten (10) days prior written notice to OutSource at the address noted herein; provided, however, that any right of Seller to terminate under this Paragraph 10 shall be null and void should Seller have failed to meet, in any material manner, any of its obligations and/or representations under the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                               OUTSOURCE:

Witness:                                       OutSource International
                                               of America, Inc.

/S/ MICHELE GRABASCH                           By: /S/ DAVID SPARKMAN
---------------------------                        ----------------------------
                                                   Zone Vice President

Witness:                                       COVENANTOR:

                                               Resource Dimensions, Inc.

/S/ MICHELE MORRIS-SAKALICK                    By: /S/ EARL M. PICK
---------------------------                        ----------------------------
                                                   Earl M. Pick

                                               Title: PRESIDENT
                                                      -------------------------